Mail to: Secretary of State                              |   For office use only
001                                                      |
                                Corporations Section     |
Please include a typed        1560 Broadway, Suite 2006  |      [stamp
self-addressed envelope          Denver, CO 80202        | FILED - CUSTOMER COPY
MUST BE TYPED                     (303) 894-2251         |   DONETTA DAVIDSON
FILING FEE: $50.00              Fax (303) 894-2242       |   COLORADO SECRETARY
MUST SUBMIT TWO COPIES                                   |        OF STATE
                                                         |20011015207  C
                                                         |$  50.00
                                                         |SECRETARY OF STATE
                                                         |01-22-2001   15:57:33]
                                                         -----------------------

                            ARTICLES OF INCORPORATION
                            -------------------------

Corporation Name Pacific InterMedia Inc.
                 ---------------------------------------------------------------

Principal Business Address 5655 S. Yosemite Street, Suite 109, Greenwood
                   -------------------------------------------------------------
                   Village, CO 80111
                   -------------------------------------------------------------
                              (Include City, State, Zip)

Cumulative voting shares of stock is authorized. Yes___ No_X_

If duration is less than perpetual enter number of years________________________

Preemptive rights are granted to shareholders. Yes___ No_X_

Stock information:  (If additional space is needed, continue on a separate sheet
-----------------
of paper.)

Stock Class     Common     Authorized Shares 10, 000, 000     Par Value  $.001
           ----------------                 ------------------         ---------
Stock Class                Authorized Shares                  Par Value
           ----------------                 ------------------         ---------

The name of the initial registered agent and the address of the registered office is:(If another corporation, use last name space)

Last Name Bogani                          First & Middle Name Mark A.
                --------------------------                   -------------------
Street Address 6565 S. Syracuse Way, Suite 2703, Greenwood Village, CO 80111
              ------------------------------------------------------------------
                              (Include City, State, Zip)

    The undersigned consents to the appointment as the initial registered agent.
    ----------------------------------------------------------------------------

Signature of Registered Agent___(See Below)_____________________________________

These articles are to have a delayed effective date of:_________________________

Incorporators: Names and addresses: (If more than two, continue on a separate sheet of paper.

             NAME                                         ADDRESS
                                          6565 S. Syracuse Way, Suite 2703,
Mark A. Bogani                            Greenwood Village, CO 80111
-----------------------------------       --------------------------------------



-----------------------------------       --------------------------------------

Incorporators who are natural persons must be 18 years or more. The undersigned,
acting  as   incorporator(s)  of  a  corporation  under  the  Colorado  Business
Corporation Act, adopt the above Articles of Incorporation.

Signature /s/ Mark A. Bogani              Signature
              Registered Agent


                                                                    Revised 7/95